                                                                     Exhibit 4.7

                           INDEMNIFICATION AGREEMENT

                                     among

                             PEOPLEFIRST.COM INC.,

                           PEOPLEFIRST FINANCE, LLC,

                              PF FUNDING II, LLC

                                      and

              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION




                           Dated as of June 30, 2000

                  PeopleFirst.com Vehicle Owner Trust 2000-1

               $31,000,000 6.713% Asset Backed Notes, Class A-1

               $109,000,000 7.275% Asset Backed Notes, Class A-2

               $34,000,000 7.365% Asset Backed Notes, Class A-3

               $70,520,000 7.405% Asset Backed Notes, Class A-4
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                               TABLE OF CONTENTS

                                                                 PAGE
Section 1.  Definitions........................................... 2

Section 2.  Indemnification....................................... 3

Section 3.  Indemnification Procedures............................ 4

Section 4.  Contribution.......................................... 4

Section 5.  Miscellaneous......................................... 5

                                       1
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                           INDEMNIFICATION AGREEMENT

     INDEMNIFICATION AGREEMENT dated as of June 30, 2000 among PEOPLEFIRST.COM INC. ("Parent"), PEOPLEFIRST FINANCE, LLC (the "Company"), PF FUNDING II, LLC
       ------                                   -------
(the "Transferor") and PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION (the
      ----------
"Depositor").
 ---------

     Section 1.  Definitions. (a)  For purposes of this Agreement, the following
                 -----------
terms shall have the meanings provided below:

          "Agreement" means this Indemnification Agreement, as the same may be
           ---------
amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

          "Basic Documents"  has the meaning assigned to such term in the Sale
           ---------------
and Servicing Agreement.

          "Depositor Information"  has the meaning provided in Section 2 hereof.
           ---------------------

          "Person" means any individual, partnership, joint venture,
           ------
corporation, trust, unincorporated organization or other organization or entity (whether governmental or private).

          "Prospectus" means collectively the Prospectus dated June 21, 2000,
           ----------
together with the Prospectus Supplement and the Preliminary Prospectus.

          "Prospectus Supplement" means the Prospectus Supplement dated June
           ---------------------
21, 2000 relating to the Securities.

          "Sale and Servicing Agreement" means the Sale and Servicing Agreement
           ----------------------------
dated as of June 1, 2000 among the Trust, PF Funding II, LLC, PeopleFirst Finance, LLC, the Depositor, and Norwest Bank Minnesota, National Association, as Backup Servicer, and Indenture Trustee.

          "Securities" means the Trust's $31,000,000 6.713% Asset Backed Notes,
           ----------
Class A-1, $109,000,000 7.275% Asset Backed Notes, Class A-2 and $34,000,000
7.365% Asset Backed Notes, Class A-3, $71,000,000 7.405% Asset Backed Notes, Class A-4, described in the Prospectus and issued pursuant to the Indenture.

          "Underwriting Agreement" means the Underwriting Agreement with respect
           ----------------------
to the Securities and the Standard Provisions to the Underwriting Agreement, each dated as of June 21, 2000, among the PF Entities, the Depositor and the Prudential Securities Incorporated, as representative of the Underwriters.

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          (b) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Underwriting Agreement.

     Section 2.  Indemnification.
                 ---------------

     (a) The Depositor agrees to indemnify and hold harmless each PF Entity and each of its directors and each Person who controls any PF Entity within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities, joint or several, to which such PF Entity or such director or controlling Person may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statements or alleged untrue statements or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the PF Entities by the Depositor specifically for use therein, and the Depositor will reimburse each PF Entity and each such controlling Person for any legal or other expenses reasonably incurred by such PF Entity or such director or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Depositor may otherwise have. Each PF Entity acknowledges that the information under the headings "Summary of Terms-Depositor" and "The Depositor" in the Prospectus Supplement (the "Depositor Information") constitute
                                              ---------------------
the only information furnished to the PF Entities by or on behalf of the Depositor for use in the Registration Statement or the Prospectus.

     (b) Each of the PF Entities agrees (severally and not jointly) (A) to indemnify and hold harmless the Depositor, and each of its directors and each Person who controls the Depositor or any such person, within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities, joint and several, to which the Depositor or such Person may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any ABS Term Sheets or Computational Materials furnished to prospective investors or any Current Report or any amendment or supplement thereof, the Prospectus, any amendment or supplement to the Prospectus, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission does not relate to the Underwriter Information or the Depositor Information; this indemnity agreement will be in addition to any liability which the PF Entities may otherwise have; and (B) to indemnify and to hold the Depositor harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Depositor may sustain in any way related to the failure of any of the PF Entities to perform its duties in compliance with the terms of the Basic Documents.

     Section 3.  Indemnification Procedures.  Promptly after receipt by an
                 --------------------------
indemnified party under Section 2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent such indemnifying party has been prejudiced thereby. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under Section 2 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one separate counsel.

     Section 4.  Contribution.  In order to provide for just and equitable
                 ------------
contribution in circumstances in which the indemnity agreement provided for in
Section 2 is for any reason held to be unavailable to or insufficient to hold harmless an indemnified party under Section 2 above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof); provided, however, that no person
                                             --------  -------
guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by the PF Entities on the one hand, and the Depositor on the other, from the offering of the Securities (taking into account the portion of the proceeds of the offering realized by each), the PF Entities' and the Depositor's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances. The PF Entities and the Depositor agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. For purposes of this Section 4, each officer, each director and each person who controls the Depositor within the meaning of the

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1933 Act or 1934 Act shall have the same rights to contribution as the
Depositor, and each officer, each director, and each person who controls any PF Entity within the meaning of the 1933 Act or the 1934 Act, shall have the same rights to contribution as such PF Entity.

     Section 5.  Miscellaneous.
                 -------------

     (a)  Notices.  All notices and other communications provided for under this
          -------
Agreement shall be delivered to the address set forth below or to such other address as shall be designated by the recipient in a written notice to the other party or parties hereto:


If to the PF Entities:   People First Finance LLC
                         401 West A Street
                         Suite 1000
                         San Diego, California 92101
                         Attention: W. Randolph Ellspermann
                         Facsimile No: (619) 544-0815
                         Confirm No: (619) 338-3706


If to the Depositor:     Prudential Securities Secured Financing
                         Corporation
                         One New York Plaza
                         New York, New York 10292
                         Attention: Group Head Asset-Backed Group
                         Facsimile No: 212-778-7401


     (b)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     (c)  Assignments.  This Agreement may not be assigned by any party without
          -----------
the express written consent of each other party. Any assignment made in violation of this Agreement shall be null and void.

     (d)  Amendments.  Amendments of this Agreement shall be in writing signed
          ----------
by each party hereto.

     (e)  Survival, Etc.  The indemnity and contribution agreements contained in
          --------------
this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnifying Party, (ii) the issuance of the Securities or (iii) any termination of this Agreement. The indemnification provided in this Agreement will be in addition to any liability which the parties may otherwise have and shall in no way limit any obligation of the parties to the Underwriting Agreement.

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     (f)  Counterparts.  This Agreement may be executed in counterparts by the
          ------------
parties hereto, and all such counterparts shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                              PEOPLEFIRST.COM INC.



                              By:   /s/ Justin Tisler
                                 _______________________________
                                 Name:  Justin Tisler
                                 Title:



                              PEOPLEFIRST FINANCE, LLC



                              By:   /s/ Justin Tisler
                                 _______________________________
                                 Name:  Justin Tisler
                                 Title: Attorney-in-Fact


                              PF FUNDING II, LLC



                              By:   /s/ Justin Tisler
                                 _______________________________
                                 Name:  Justin Tisler
                                 Title: Assistant Treasurer


                              PRUDENTIAL SECURITIES SECURED
                              FINANCING CORPORATION

                              By:   /s/ P. Carter Rise
                                 _______________________________
                                 Name:  P. Carter Rise
                                 Title: Vice President

                                       7